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                                                                    EXHIBIT 23.2




                    ROCKY MOUNTAIN VALUATION SPECIALISTS LLC
                       393 South Harlan Street, Suite 120
                          Lakewood, Colorado 80226-2680


                        CONSENT OF REAL ESTATE APPRAISER


         We hereby consent to the inclusion in this registration statement of Sardy House, LLC on Form S-11 of the information derived from our summary appraisal report dated March 5, 2003 on our appraisal of the Sardy House hotel property held by Sardy House, LLC, and to all references to our firm included in this registration statement.



/s/ M STEVEN KANE
--------------------------------------------
Rocky Mountain Valuation Specialists LLC
Lakewood, Colorado


May 22, 2003